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                                                                    EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP

     We consent to the use of our report dated February 18, 1994 included herein and to the reference to our firm under the heading "Experts" in the prospectus of Krause's Furniture, Inc. for the registration of 4,444,528 shares of its common stock.

/s/ KPMG Peat Marwick
Cleveland, Ohio
February 26, 1997